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                                                                    EXHIBIT 10.7

                             COMPENSATION AGREEMENT

          Agreement dated as of the 19th day of May, 1995 by and between Donald Green ("Purchaser") and Advanced Fibre Communications, a California corporation ("Company").

                               W I T N E S S E T H

          WHEREAS, Purchaser provides services to the Company and the Company wishes to reward Purchaser for such services.

          NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

          1. Purchaser shall hereby purchase 41,800 shares of the Company's Common Stock (the "Stock") upon the terms and conditions set forth in the Restricted Stock Issuance Agreement dated May 19, 1995 (the "Issuance Agreement") and attached hereto as Exhibit A.

          2. Company and Purchaser acknowledge and agree that the Stock was granted as compensation for services and not for any capital-raising purposes or in connection with any capital-raising activities.

          3. The Stock is not assignable or transferable except in connection with the Purchaser's death.

          4. This agreement is intended to constitute a written compensation contract within the meaning of Rule 701 of the Securities Act of 1933, as amended.

          5. Nothing herein or in the Issuance Agreement is intended to impair the right of the Company or Purchaser to terminate Purchaser's service with the Company at any time in accordance with applicable law.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date FIRST ABOVE WRITTEN.


PURCHASER:                    ADVANCED FIBRE COMMUNICATIONS


/s/ Donald Green                    By:/s/ Daniel E. Steimle
- ------------------------               -----------------------
Address:                      Title: Vice President, Chief Financial Officer